Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements No. 333-214080 and No. 333-221429 on Form S-8, the Registration Statements No. 333-215051 and No. 333-216015 on Form S-1 and Registration Statement No. 217675 on Form S-3 of Goodrich Petroleum Corporation of our report dated March 2, 2018 relating to the consolidated financial statements of Goodrich Petroleum Corporation, appearing in this Annual Report on Form 10-K of Goodrich Petroleum Corporation.

/s/ Moss Adams LLP

Houston, Texas
March 2, 2018